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                                 EXHIBIT 99(a)

                                 FORM OF PROXY
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                                REVOCABLE PROXY

                           THE PEOPLES BANK OF ELKTON


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS

                                  [Date], 1997

     THE UNDERSIGNED hereby constitutes and appoints [Names], and either of them, as lawful attorneys and proxies of the undersigned, with full power of substitution, to represent and vote, as directed below, all of the shares of Common Stock of The Peoples Bank of Elkton ("PBE") held of record by the undersigned at the close of business on June 6, 1997, at the Special Meeting of the Shareholders of PBE to be held on ____________, 1997, at _____ a.m. at [Place], or at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

     (1) PROPOSAL to approve, adopt, ratify and confirm the Affiliation and Merger Agreement, dated March 18, 1997, as amended as of May 20, 1997, between Fulton Financial Corporation and PBE providing, among other things, for the merger of PBE with and into a subsidiary of Fulton Financial Corporation and for the automatic conversion of each share of PBE Common Stock into 4.158 shares of Common Stock of Fulton Financial Corporation.

            [_]  FOR              [_]  AGAINST               [_]  ABSTAIN

     (2) In their discretion as to any other matter properly before the meeting, including, without limitation, a motion to adjourn or postpone the meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

            [_]  FOR              [_]  AGAINST               [_]  ABSTAIN


     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

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     The undersigned acknowledges receipt of the Notice of Special Meeting of
Shareholders and the Proxy Statement/Prospectus of PBE dated [Date], 1997, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


              Date:
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                           Signature


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                           Signature


              Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.